UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2021 (February 2, 2021)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Viki K. Blinderman has informed Carriage Services, Inc. (the “Company”) that she plans to resign from her position as Senior Vice President, Chief Accounting Officer, Principal Financial Officer, and Secretary of the Company, effective March 31, 2021 (the “Effective Date”). There was no disagreement between Ms. Blinderman and the Company on any matter relating to its operations, policies or practices.

(c)     On February 2, 2021, in connection with Ms. Blinderman’s resignation, the Board of Directors of the Company appointed Steven D. Metzger, the Company’s General Counsel, to serve as Secretary of the Company, effective immediately; and Carl Benjamin Brink, the Company’s Chief Financial Officer, will serve as the Company’s Principal Financial Officer beginning on the Effective Date.

(e) Related to her resignation, Ms. Blinderman and the Company have entered into a separation and release agreement (the “Separation Agreement”) which provides for, (i) continuation of Ms. Blinderman’s base salary for 24 months; (ii) a one-time payment; and (iii) acceleration of certain unvested stock options. The Separation Agreement, which terminates Ms. Blinderman’s employment agreement with the Company, contains customary release, confidentiality, non-competition, non-solicitation and non-disparagement provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: February 3, 2021	By:	/s/ Steven D. Metzger
Steven D. Metzger
Senior Vice President, General Counsel & Secretary